UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Pacific Biosciences of California, Inc.

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PacBio

Stockholder Engagement

May 2024 | PacBio Management

Forward-looking statements

All statements in this presentation (and any accompanying oral presentation) that are not historical of fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to expectations for future operating results; expectations with respect to the commercial success of the Revio and Onso systems; expectations regarding future share usage and burn rate under PacBio's 2020 Equity Incentive Plan, as well as future hiring and annual grant practices; our expected customer-facing and research and ops employee headcount as of June 30, 2024; and other future events. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. Unless otherwise indicated the forward-looking statements herein speak only as of the date hereof. All forward-looking statements speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including, among others, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; challenges related to the testing, validation and commercialization of our products; potential product performance and quality issues and potential delays in development and delivery timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; customers and prospective customers curtailing or suspending activities utilizing our products; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and risks associated with macroeconomic and geopolitical conditions. Readers are strongly encouraged to read the full cautionary statements contained in PacBio's filings with the Securities and Exchange Commission, including the risks set forth in PacBio's Forms 8-K, 10-K, and 10-Q. PacBio disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Market data and trademarks

This presentation contains estimates, projections and other information concerning market, industry and other data. We obtained this data from our own internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties. These data involve a number of assumptions and limitations, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in our filings with the Securities and Exchange Commission. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. While we believe such information is generally reliable, we have not independently verified any third-party information. This presentation contains references to PacBio's and other entities' trademarks. Such trademarks are the property of their respective owner. PacBio does not intend its use or the display of other companies' trade names or trademarks to imply a relationship or endorsement of PacBio by any other entity.

Our mission

Enabling the promise of genomics to better human health

Over a decade of **trusted technology**


PacBio
PacBio
PacBio

Instruments　Consumables　Software/Informatics

~1,200[1]
Cumulative sequencers sold in >40 countries

>$1 billion[1]
In cumulative product /service revenue

>200 customer-facing employees[2]
>280 research + ops

1,000+
Peer-reviewed publications per year

1. As of 3/31/2024
2. Anticipated as of 6/30/2024

PacBio

Revio™

Flexible long-read sequencer

Scale
1,300 human HiFi genomes per year

Affordability
<$1,000 human HiFi genome at 30x coverage

Accuracy
90% of bases Q30+ and median read accuracy Q30+

Ease of use
Simplified consumables and flexible run setup

Compute power
Google DeepConsensus and more on board

Our most scalable and economic long-read platform


PacBio

Onso™

Mid-range short-read sequencer

Accuracy
90% of bases Q40+

Compatibility
With existing workflows

Support
200+ FTE commercial org with 10+ years of on-market platforms

Future scale
Expedited path to HT via acquisition of Apton

A new standard for sequencing accuracy begins here


PacBio

The demand for and interest in our products indicates the tremendous market opportunity ahead

Long-read data generated[1] demonstrates continued market share gain for long-reads


Revio
Sequel II/IIe
Revio accelerates data generation
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

~2.5x data generated
from PacBio sequencers year-over-year

Cumulative Revio shipments (installed base)


32
77
129
173
201
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Fastest installed base ramp
in PacBio history. Installed base equal to the throughput of >3,000 Sequel IIes

Continued adoption by new customers


New

57% Of Revios shipped in Q1 2024 went to new PacBio instrument customers

[1]As of 3/31/2024; represents total petabases sequenced by customers using Sequel II/IIe and Revio

Director nominees include breadth of experience in finance and healthcare



Randy Livingston

Vice President for Business Affairs and Chief Financial Officer, Stanford University

- PacBio Audit Committee since 2009.
- University Liaison for Stanford Medicine and serves on the Boards of Directors of Stanford Health Care and Lucile Packard Children's Hospital at Stanford.
- Previously exec for multiple Silicon Valley companies with such diverse specialties as Genomics, Internet Commerce, Medical Devices, Personal Computing, Chemical Synthesis and Enterprise Software, including as Chief Financial Officer for 2 public companies.
- Previously on board of directors for eHealth, Inc and Genomic Health, Inc.



David Meline

Former Chief Financial Officer of Moderna, Inc.

- Joined PacBio board in October 2023.
- Previously CFO for Amgen Inc. from 2014 to 2020 and 3M Company from 2008 to 2014 and >20 years at General Motors Company in various finance and management roles.
- Serves on the board of directors of HP, Inc, ABB Ltd., and the Los Angeles Philharmonic.



Marshall Mohr

Executive Vice President, Global Business Services at Intuitive Surgical

- PacBio board member since 2012.
- Previously SVP and CFO at Intuitive Surgical, Inc. and CFO of Adaptec Inc.
- Prior audit partner at Pricewaterhouse Coopers LLP.
- Chairman of Audit Committee of Veeva Systems Inc; prior board member and audit chair of Plantronics, Inc and Atheros Communications, Inc.



Hannah Valentine

Professor of Medicine (Cardiovascular) at the Stanford University Medical Center

- Joined PacBio board in June 2021.
- Former Chief Officer for Scientific Workforce Diversity at the NIH and Sr. Investigator in the Intramural Research Program at the NHLBI.
- Previously Professor of Cardiovascular Medicine and the Senior Associate Dean for Diversity and Leadership at Stanford.
- Co-invented the technology for donor derived cell-free DNA for diagnosis of transplant rejection, which is currently licensed and used to monitor patients for early detection of acute rejection.
- Founder of HAV LLC, a consulting company for diversity, equity and inclusion.
- Serves on boards of BridgeBio Pharma, Inc. and CareDX.

Board members not up for reelection – reflects decades of experience in finance, genomics, medicine, and operational excellence



John Milligan, PhD
Chairman of the Board

Former President and CEO of Gilead.

Held several other leadership roles at Gilead over a 29-year career.



Lucy Shapiro
Professor and Director of the Beckman Center, Stanford University School of Medicine

Co-founder and director of Anacor Pharmaceuticals, (acquired by Pfizer).

Founded anti-infectives company Boragen, in 2016.

Founded Stanford University's Department of Developmental Biology.



Kathy Ordoñez
Former CEO of Roche Molecular Systems, Celera Corporation and RainDance Technologies

Former CCO and SVP at PacBio and former SVP at Quest Diagnostics.

Founded Celera Diagnostics and served as CEO from 2002-2011.

Senior positions at Roche, including President and CEO of Roche Molecular Systems.



Christian Henry
President & Chief Executive Officer

Former executive at Illumina, including, CCO, GM of the Life Sciences Business, and CFO.

Previously CFO of Tickets.com (acquired by Major League Baseball Advanced Media).



William Ericson
Founding Partner of Wildcat Venture Partners

General Partner at Mohr Davidow Ventures (MDV) where he has led the firm's focus on personalized medicine investing since 2003.

Experience with multiple companies in the life sciences industry with focus on molecular diagnostic platforms that will enable the vision of personalized medicine.

FY23 executive compensation program effectively aligns pay with performance

Consist primarily of base salary, incentive cash bonuses, equity awards, broad-based benefits program

Element	Vehicle	Performance Element
Base Salary	Cash	N/A
Short-term incentive	Cash bonus	Revenue and year-end cash balance
		New product launch timing
		New product ramp performance
		Culture
Long-term incentive	Time-based restricted stock units (75%)[1]	N/A – 2 to 4-year ratable vest
	Performance-based restricted stock units (25%)[1] **New in '23**	Revenue growth requirements for FY 2025

2023 CEO Target Pay Mix


Short-term incentive, 8.7%
Base Salary, 8.7%
Long-term incentive, 82.6%

2023 Other NEO Target Pay Mix (avg.)


Short-term incentive, 8.0%
Base Salary, 16.0%
Long-term incentive, 76.0%

Executive Compensation Highlights

- Short-term and long-term incentives designed to reward achievement of specific strategic and financial goals that we believe will advance our business strategy and create long-term value for our stockholders.
- These are the same compensation elements, with the exception of the PSU grant, that are used on a broad basis across the Company for alignment within our culture and for competitiveness with industry practices.
- New equity award determinations based in part upon market analysis performed by an independent compensation consultant and on our business priorities.

PacBio

[1]75%/25% mix of time-based and performance-based RSUs ("PSUs") based on target achievement with respect to PSUs

Compensation structured to ensure officers aligned with stockholder interests as well as with competitive and appropriate pay practices for our industry

What we do:

- ✓ Pay for performance philosophy and culture
- ✓ Majority of pay is variable and linked to corporate and individual performance
- ✓ Compensation recoupment (“clawback”) policy
- ✓ Engage an independent compensation consultant
- ✓ Annually benchmark compensation levels
- ✓ Responsible use of shares in long-term incentive program
- ✓ Annually assesses compensation risk
- ✓ Annual “say-on-pay” advisory vote

What we avoid:

- x Excise tax gross-ups
- x Significant perquisites
- x Guaranteed salary increases
- x Contracts that guarantee employment
- x Margin accounts, hedging, pledging, derivatives or short sale transactions in our stock
- x Repricing stock options without stockholder approval

☑ At our May 2023 annual meeting of stockholders, we held a nonbinding, stockholder advisory vote to approve the compensation of our NEOs. We received favorable support with over 92%, a majority of stockholder votes cast approving the proposal.

Following best practices for board composition and corporate governance

- ✓ Eight of our nine directors are independent
- ✓ 33% of our Board is gender diverse, 11% ethnically diverse
- ✓ Board composed of directors with a diverse mix of skills, experiences, and perspectives
- ✓ Active Board refreshment resulting in the addition of two new directors in the last three years
- ✓ Separate chairman and CEO roles
- ✓ Independent standing Board committees
- ✓ Regular executive session of independent directors
- ✓ Board and committee oversight of ESG and cyber security matters
- ✓ Annual individual director evaluations
- ✓ Annual Board and committee self-evaluations
- ✓ Policy on directors' outside public company board service
- ✓ Board reviews executive succession planning and director refreshment regularly
- ✓ Majority voting in uncontested director elections
- ✓ No dual class of stock or controlling stockholder
- ✓ Director orientation and continuing educational programs
- ✓ No poison pill in place

Equity awards are critical to attracting, retaining and incentivizing the top talent required to execute on our continued transformation

Seeking approval for **20 million additional shares** under our 2020 Equity Incentive Plan; ~1.5 million shares available as of 3/31/2024

We operate in a highly competitive industry and geographies for our talent. Our philosophy is to maintain a 'pay-for-performance' culture throughout the company, where contributions to enhancing stockholder value have the potential to be matched with appropriate financial returns

Our equity program is broad-based and substantially **all employees at all levels are eligible to receive an equity grant**

Our compensation committee thoughtfully manages our equity incentive plan to balance stockholder dilution and attracting, retaining and incentivizing employees. Our burn rate for the past three years was ~3.5%[1] and between the 50th and 75th percentile of peer group

[1]Burn rate based on ISS-Value Adjusted Burn Rate, which calculates burn rate in part by applying different weightings to grants based on type of award and ascribing certain values to such awards by type.

2020 Equity Incentive Plan – Historical burn rate[1] between 50th and 75th percentile of peer group; overhang including 20 million shares is ~20%


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
3.5%1
5.2%
3.6%
3.0%
2.6%
Peer 75th 3
Peer 50th 3
Peer 25th 3
PacBio 3-yr Avg
ISS Threshold 2


Outstanding options, RSUs, PSUs, and shares as of 3/31/2024 (millions of shares)
272.3
Shares requested
Shares available
Outstanding RSUs
Outstanding PSUs
Outstanding Options4
54.4 (20.0% overhang)
20.0
1.5
20.1
12.2
0.5
Equity Plans
Shares outstanding

[1]Burn rate based on ISS-Value Adjusted Burn Rate which calculates burn rate in part by applying different weightings to grants based on type of award and ascribing certain values to such awards by type.
[2] Based on GICS 3520 (Pharmaceuticals, Biotechnology & Life Sciences) peers based on AON research as of March 2024
[3]ISS 3-Year benchmark cap for Pharmaceuticals and Biotechnology companies listed on the Russell 3000 based on AON research as of May 2024
[4]Approximately 69% of outstanding options would be underwater based on a $6 per share stock price, or 86% would be underwater based on a $4 per share stock price; 100% would be underwater based on a $2 share price

2024 Annual Meeting of Stockholders

Proposal	Board Recommendation
Elect each of the four Class II directors to serve for a three-year term	✓ FOR
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the FY ending December 31, 2024	✓ FOR
Advisory vote on approval of executive compensation	✓ FOR
Amendment of our 2020 Equity Incentive Plan, including to increase the number of shares reserved thereunder by 20 million	✓ FOR
Amendment of certificate of incorporation to declassify the Board of Directors	✓ FOR
Amendment of certificate of incorporation to limit the liability of officers as permitted by law	✓ FOR
Approval of one or more adjournments of the meeting from time to time	✓ FOR

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